Exhibit 10.2
Confidential Treatment Requested by Momenta Pharmaceuticals, Inc.

CSL Limited	T +613 9389 1911
45 Poplar Road Parkville	F +613 9389 1434
Victoria 3052 Australia	www.csl.com.au

CSLTM

4 January 2017

Momenta Pharmaceuticals, Inc.
675 West Kendall Street
Cambridge, MA, 02142
United States
Attention: Chief Executive Officer

Dear Sirs,
We, as the ultimate 100% shareholder of CSL Behring Recombinant Facility AG ("the Company") as of the date of this letter, confirm that it is [***] to [***] be [***] to [***] the [***] to [***] any Affiliate to whom obligations may be delegated or assigned to fulfil its obligations under the License and Option Agreement between it and Momenta Pharmaceuticals , Inc. ("Agreement")
[***] to [***] the [***] of [***] and [***] to the [***] to [***] the [***] the [***] and [***] the [***]. This guarantee is provided for a period of [***] from [***] the Agreement. [***] the [***] be [***] to [***] to [***] that [***] is [***] and [***] to [***] the [***] to [***] be [***] the [***] be [***] to [***] a [***] on [***] the [***] as [***].
You will be informed immediately in the event that circumstances change in a manner such that CSL Limited is no longer able to continue to provide such [***].
I confirm that I am authorised to provide these assurances on behalf of CSL Limited.
/s/ David Lamont
David Lamont
Chief Financial Officer

For and on behalf of CSL Limited

CSL Limited ABN 99 051 588 348

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission.